Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter

Nuveen Investment Trust V (the  Trust )
811-21979

On June 6, 2016, under Conformed Submission Form
485APOS, accession number, 0001193125-16-613619,
a copy of the Amended Designation of Series of Shares of Beneficial Interest dated May 26, 2016 considered to be an amendment to the Declaration of Trust (charter) of the Trust, was filed with the SEC as exhibit 99.A.3 to the Registration Statement and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(a) of Form N-SAR. This
Designation of Series added two new funds to the Trust, Nuveen Multi-Asset Income Fund and Nuveen Multi-Asset
Income Tax-Aware Fund.

In addition, in the Trusts 485BPOS filing on January 27, 2017, Accession No. 0001193125-17-021502, an amended Establishment and Designation of Classes dated November 18, 2016, considered to be an amendment to the Declaration of Trust, was filed as exhibit 99.A.2 to the Registration Statement.
This Designation of Classes added a new class to all series in the Trust, Class T, and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(a) of Form N-SAR.